Exhibit 99.1

Yumanity Therapeutics Reports First Quarter 2022 Financial Results and Recent Corporate Developments

BOSTON, May 12, 2022 (GLOBE NEWSWIRE) — Yumanity Therapeutics (NASDAQ: YMTX), a clinical-stage biopharmaceutical company focused on the discovery and development of innovative, disease-modifying therapies for neurodegenerative diseases, today announced financial results for the first quarter ended March 31, 2022, and provided an overview of the Company’s recent corporate developments.

Recent Corporate Developments

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In February 2022, the Company announced its exploration of strategic alternatives to enhance shareholder value and engaged H.C. Wainwright as its exclusive financial advisor to assist in this process. The Company also announced a restructuring of the Company to preserve capital.
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In February 2022, the Company collected a $5 million milestone payment from Merck & Co. for its ongoing research collaboration in ALS and frontotemporal lobar dementia. Yumanity is eligible to receive more than $500 million in future milestones and royalties under this research agreement.
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In January 2022, the U.S. Food and Drug Administration (FDA) placed a partial clinical hold on future multidose clinical trials of YTX-7739 in the US, until the FDA’s concerns have been addressed. The FDA has not halted all clinical programming and is permitting a proposed single dose formulation clinical trial to proceed. The Company anticipates working closely with the FDA to adequately address their concerns.

First Quarter 2022 Financial Highlights:

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Cash position: As of March 31, 2022, cash, cash equivalents and investments were $17.5 million, compared to $36.5 million as of December 31, 2021. The decrease was primarily due to a $12.7 million payment to extinguish the Company’s remaining debt, as well as spending on the clinical development of YTX-7739 and costs related to being a public company. As of the issuance date of the condensed consolidated financial statements for the quarter ended March 31, 2022, the Company expects that its cash, cash equivalents and marketable securities will not be sufficient to fund its operating expenses and capital expenditure requirements for a period of twelve months from the issuance of the consolidated financial statements.
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Research and development (R&D) expense: Research and development expense was $4.9 million compared to $6.8 million for the first quarter of 2021. The decrease in R&D expense was primarily due to the elimination of the significant majority of the Company’s R&D personnel in connection with the restructuring announced in February 2022.
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General and administrative expense: General and administrative expense was $4.8 million compared to $6.1 million for the first quarter of 2021. The decrease was primarily attributable to decreased professional services fees which were approximately $1.3 million higher during the first quarter of 2021, as the Company transitioned to operating as a public company.
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Net loss: The Company reported a net loss of $13.4 million, or $1.24 per basic and diluted share, compared to a net loss of $8.7 million, or $0.85 per basic and diluted share for the first quarter of 2021. The increase in net loss was due primarily to a one-time $3.9 million impairment charge to a right-of-use lease asset in connection with the restructuring announced in February 2022. The Company expects to continue to generate operating losses for the foreseeable future, although at reduced expected levels as a result of restructuring actions taken in the three months ended March 31, 2022.

YUMANITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

(in thousands, except share/unit amounts)

	Three Months Ended March 31,
	2022	2021
Collaboration revenue	$1,023	3,532
Operating expenses:
Research and development	4,896	6,779
General and administrative	4,825	6,052
Impairment loss	3,901	—
Total operating expenses	13,622	12,831

Loss from operations	(12,599)	(9,299)
Other income (expense), net	(782)	617

Net loss	$(13,381)	$(8,682)

Net loss per share/unit, basic and diluted	$(1.24)	$(0.85)

Weighted average common shares/units outstanding, basic and diluted	10,752,686	10,193,328

SELECTED CONSOLIDATED BALANCE SHEET DATA (unaudited)

(in thousands)

	March 31, 2022	December 31, 2021
Cash, cash equivalents and investments	$17,460	$36,501
Total current assets	20,417	42,708
Working capital	10,823	20,045
Total assets	31,559	62,932
Total debt	—	13,162
Total stockholders’ equity	11,703	23,497

About YTX-7739
YTX-7739 is Yumanity Therapeutics’ proprietary lead small molecule investigational therapy designed to penetrate the blood-brain barrier and inhibit the activity of a novel target, stearoyl-CoA desaturase (SCD). SCD appears to play an important and previously unrecognized role in mitigating neurotoxicity arising from the effects of pathogenic alpha-synuclein protein aggregation and accumulation, which ultimately results in the death of neurons and the subsequent dysregulation of movement and cognition that afflicts patients living with these diseases. Through inhibition of SCD, YTX-7739 modulates an upstream process in the alpha-synuclein pathological cascade and has been shown to rescue or prevent toxicity in preclinical cellular and animal models. The company is assessing the potential utility of YTX-7739 as a disease modifying therapy for Parkinson’s disease.

About SCD
SCD is an enzyme that catalyzes fatty acid desaturation, the products of which are incorporated into phospholipids, triglycerides, or cholesterol esters. These classes of lipid molecules regulate multiple diverse cellular properties and processes, including membrane structure and function, vesicle and organelle trafficking, intracellular signaling and inflammation. SCD expression is regulated by a transcription factor known as SREBF1, which has been identified in human genome-wide association studies as a risk factor for Parkinson’s disease. In preclinical models, SCD inhibition appears to normalize the dynamic interaction of pathological alpha-synuclein with membranes, which improves neuronal function and reduces toxicity, leading to enhanced neuronal survival. Following the initial discovery of SCD’s role in synucleinopathy by Yumanity’s unbiased discovery engine, several prominent academic labs have independently focused on SCD as a promising upstream target for mitigating alpha-synuclein mediated neurodegeneration.

Alpha-synuclein-dependent disruption of membrane-related biological pathways, such as vesicle trafficking, is closely linked to the formation of Lewy body protein/membrane aggregations a hallmark pathological feature of Parkinson’s disease, Lewy body dementia and other neurodegenerative diseases.

About Yumanity Therapeutics
Yumanity Therapeutics is a clinical-stage biopharmaceutical company dedicated to accelerating the revolution in the treatment of neurodegenerative diseases through its scientific foundation and drug discovery platform. Yumanity’s drug discovery platform enables the Company to rapidly screen for potential disease-modifying therapies by overcoming the toxicity of misfolded proteins associated with neurogenerative diseases. Yumanity’s pipeline consists of programs focused on Parkinson’s disease, Lewy body dementia, multi-system atrophy, amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease), frontotemporal lobar dementia (FTLD), and Alzheimer’s disease. For more information, please visit www.yumanity.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the process of evaluating strategic alternatives and restructuring, the terms, timing, structure, benefits and costs of any strategic transaction or restructuring and whether either will be consummated at all, and the impact of any strategic transaction or restructuring on the Company, our ability to continue as a going concern, the likelihood that the partial clinical hold on Yumanity’s IND for YTX-7739 will be lifted, the ability of Yumanity to conduct clinical trials of YTX-7739 in the U.S. and outside the U.S., our business strategy for and the potential therapeutic benefits of our current and prospective product candidates and results of preclinical studies, and the design, commencement, enrollment, and timing of ongoing or planned clinical trials, clinical trial results, product approvals and regulatory pathways, the anticipated benefits of our drug discovery platform, and statements regarding our financial and cash position and expected cash runway. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements in this press release are based on Yumanity’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that a strategic alternative will not be available on favorable terms, if at all, the risk that any strategic transaction will not be successful, the risk that we will not achieve the expected cost savings we expect from the restructuring, the risks and uncertainties relating to the resolution of the current partial clinical hold for YTX-7739, the risk that any one or more of our product candidates will not be successfully developed or commercialized, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 pandemic or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates, and other risks and uncertainties, and other important factors, described in the section entitled “Risk Factors” in Yumanity’s most recent Annual or Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in Yumanity’s subsequent filings with the Securities and Exchange Commission. Yumanity explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investors:

Burns McClellan, Inc.

Lee Roth

lroth@burnsmc.com

(212) 213-0006 ext. 331

Media:

Burns McClellan, Inc.

Robert Flamm, Ph.D.

rflamm@burnsmc.com

(212) 213-0006 ext. 364

Source: Yumanity Therapeutics, Inc.